                                                                    EXHIBIT 99.1

      UNAUDITED ATTRIBUTED FINANCIAL INFORMATION FOR TRACKING STOCK GROUPS

    On May 9, 2006, we completed a restructuring and recapitalization pursuant to which we issued two new tracking stocks, one ("Liberty Interactive Stock") intended to reflect the separate performance of our businesses engaged in video and on-line commerce, including our subsidiaries, QVC, Inc., Provide
Commerce, Inc. and BuySeasons, Inc. and our interests in IAC/InterActiveCorp and Expedia, Inc., the second ("Liberty Capital Stock") intended to reflect the separate performance of all of our assets and businesses not attributed to the Interactive Group. Each share of our existing Series A and Series B common stock was exchanged for .25 of a share of the same series of Liberty Interactive Stock and .05 of a share of the same series of Liberty Capital Stock.

    The following tables present our assets, liabilities, revenue, expenses and cash flows as of and for the years ended December 31, 2006, 2005 and 2004. The tables further present our assets, liabilities, revenue, expenses and cash flows that are attributed to the Interactive Group and the Capital Group, respectively. The financial information should be read in conjunction with our audited financial statements for the years ended December 31, 2006, 2005 and 2004 included in this Annual Report on Form 10-K. The attributed financial information presented in the tables has been prepared assuming the restructuring had been completed as of January 1, 2004.

    Notwithstanding the following attribution of assets, liabilities, revenue, expenses and cash flows to the Interactive Group and the Capital Group, the restructuring does not affect the ownership or the respective legal title to our assets or responsibility for our liabilities. We and our subsidiaries each continue to be responsible for our respective liabilities. Holders of Liberty Interactive Stock and Liberty Capital Stock are holders of our common stock and continue to be subject to risks associated with an investment in our company and all of our businesses, assets and liabilities. The issuance of Liberty Interactive Stock and Liberty Capital Stock does not affect the rights of our creditors.

                       SUMMARY ATTRIBUTED FINANCIAL DATA

INTERACTIVE GROUP

                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                2006       2005       2004
                                                              --------   --------   --------
                                                                  (AMOUNTS IN MILLIONS)
SUMMARY BALANCE SHEET DATA:
Current assets..............................................  $ 2,984      2,729      2,423
Cost investments............................................  $ 2,572      2,084      3,844
Equity investments..........................................  $ 1,358      1,229         78
Total assets................................................  $19,820     18,351     18,977
Long-term debt, including current portion...................  $ 6,383      5,327      6,253
Deferred income tax liabilities, noncurrent.................  $ 3,115      3,104      3,465
Attributed net assts........................................  $ 8,561      8,231      7,782

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                2006       2005       2004
                                                              --------   --------   --------
                                                                  (AMOUNTS IN MILLIONS)
SUMMARY OPERATIONS DATA:
Revenue.....................................................   $7,326      6,501      5,687
Cost of goods sold..........................................   (4,565)    (4,112)    (3,594)
Operating expenses..........................................     (596)      (570)      (497)
Selling, general and administrative expenses(1).............     (544)      (454)      (411)
Depreciation and amortization...............................     (491)      (449)      (437)
                                                               ------     ------     ------
    Operating income........................................    1,130        916        748

Interest expense............................................     (417)      (374)      (385)
Other income, net...........................................      130         29         11
Income tax expense..........................................     (210)      (225)      (162)
Minority interests in earnings of subsidiaries..............      (35)       (48)       (25)
                                                               ------     ------     ------
  Earnings before cumulative effect of accounting change....      598        298        187
Cumulative effect of accounting change, net of taxes........      (87)        --         --
                                                               ------     ------     ------
    Net earnings............................................   $  511        298        187
                                                               ======     ======     ======

------------------------

(1) Includes stock-based compensation of $59 million, $52 million and $39 million for the years ended December 31, 2006, 2005 and 2004, respectively.

                       SUMMARY ATTRIBUTED FINANCIAL DATA

CAPITAL GROUP

                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                2006       2005       2004
                                                              --------   --------   --------
                                                                  (AMOUNTS IN MILLIONS)
SUMMARY BALANCE SHEET DATA:
Current assets..............................................  $ 3,776      2,984      2,152
Cost investments............................................  $19,050     16,405     17,990
Equity investments..........................................  $   484        679        706
Total assets................................................  $27,849     23,750     31,320
Long-term debt, including current portion...................  $ 2,640      2,422      2,323
Deferred income tax liabilities, noncurrent.................  $ 6,669      5,592      6,280
Attributed net assets.......................................  $13,072     10,889     16,804

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                2006       2005       2004
                                                              --------   --------   --------
                                                                  (AMOUNTS IN MILLIONS)
SUMMARY OPERATIONS DATA:
Revenue.....................................................   $1,287     1,145       1,056
Operating expenses..........................................     (930)     (827)       (663)
Selling, general and administrative expenses(1).............     (262)     (194)       (285)
Litigation settlement.......................................       --        --          42
Depreciation and amortization...............................      (91)      (96)       (110)
Impairment of long-lived assets.............................     (113)       --          --
                                                               ------     -----      ------
    Operating income (loss).................................     (109)       28          40

Interest expense............................................     (263)     (252)       (234)
Realized and unrealized gains (losses) on derivative
  instruments, net..........................................     (299)      274      (1,267)
Gain (losses) on dispositions, net..........................      607      (401)      1,404
Nontemporary declines in fair value of investments..........       (4)     (449)       (129)
Other income, net...........................................      213       111          98
Income tax benefit (expense)................................      (42)      351           3
Minority interests in losses (earnings) of subsidiaries.....        8        (3)          3
                                                               ------     -----      ------
    Earnings (loss) from continuing operations..............      111      (341)        (82)
Earnings (loss) from discontinued operations, net of
  taxes.....................................................      220        10         (59)
Cumulative effect of accounting change, net of taxes........       (2)       --          --
                                                               ------     -----      ------
    Net earnings (loss).....................................   $  329      (331)       (141)
                                                               ======     =====      ======

------------------------

(1) Includes stock-based compensation of $8 million, zero and $59 million for the years ended December 31, 2006, 2005 and 2004, respectively.

                           BALANCE SHEET INFORMATION
                               DECEMBER 31, 2006
                                  (UNAUDITED)

                                                      ATTRIBUTED (NOTE 1)
                                                     ----------------------
                                                     INTERACTIVE   CAPITAL                   CONSOLIDATED
                                                        GROUP       GROUP     ELIMINATIONS     LIBERTY
                                                     -----------   --------   ------------   ------------
                                                                    (AMOUNTS IN MILLIONS)
ASSETS
Current assets:
  Cash and cash equivalents........................    $   946       2,153         --            3,099
  Trade and other receivables, net.................        977         299         --            1,276
  Inventory, net...................................        831          --         --              831
  Derivative instruments (note 2)..................         12         227         --              239
  Current deferred tax assets......................        159          --        (31)             128
  Other current assets.............................         59         585         --              644
  Assets of discontinued operations................         --         512         --              512
                                                       -------      ------        ---           ------
    Total current assets...........................      2,984       3,776        (31)           6,729
                                                       -------      ------        ---           ------
Investments in available-for-sale securities and
  other cost investments...........................      2,572      19,050         --           21,622
Long-term derivative instruments (note 2)..........          2       1,338         --            1,340
Investments in affiliates, accounted for using the
  equity method....................................      1,358         484         --            1,842
Property and equipment, net........................        912         234         --            1,146
Goodwill...........................................      5,755       1,833         --            7,588
Trademarks.........................................      2,450          21         --            2,471
Intangible assets subject to amortization, net.....      3,756         154         --            3,910
Other assets, at cost, net of accumulated
  amortization.....................................         31         959         --              990
                                                       -------      ------        ---           ------
    Total assets...................................    $19,820      27,849        (31)          47,638
                                                       =======      ======        ===           ======
LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable.................................    $   475          33         --              508
  Accrued interest.................................        136          78         --              214
  Other accrued liabilities........................        663         372         --            1,035
  Intergroup payable/receivable....................         81         (81)        --               --
  Derivative instruments (note 2)..................         --       1,484         --            1,484
  Current portion of debt (note 3).................         11         103         --              114
  Current deferred tax liabilities.................         --          31        (31)              --
  Other current liabilities........................         91          22         --              113
  Liabilities of discontinued operations...........         --         101         --              101
                                                       -------      ------        ---           ------
    Total current liabilities......................      1,457       2,143        (31)           3,569
                                                       -------      ------        ---           ------

Long-term debt (note 3)............................      6,372       2,537         --            8,909
Long-term derivative instruments (note 2)..........          9       1,697         --            1,706
Deferred income tax liabilities (note 6)...........      3,115       6,669         --            9,784
Other liabilities..................................        210       1,537         --            1,747
                                                       -------      ------        ---           ------
    Total liabilities..............................     11,163      14,583        (31)          25,715
Minority interests in equity of subsidiaries.......         96         194         --              290
Equity/Attributed net assets.......................      8,561      13,072         --           21,633
                                                       -------      ------        ---           ------
    Total liabilities and equity...................    $19,820      27,849        (31)          47,638
                                                       =======      ======        ===           ======

                           BALANCE SHEET INFORMATION
                               DECEMBER 31, 2005
                                  (UNAUDITED)

                                                      ATTRIBUTED (NOTE 1)
                                                     ----------------------
                                                     INTERACTIVE   CAPITAL                   CONSOLIDATED
                                                        GROUP       GROUP     ELIMINATIONS     LIBERTY
                                                     -----------   --------   ------------   ------------
                                                                    (AMOUNTS IN MILLIONS)
ASSETS
Current assets:
  Cash and cash equivalents........................    $   945         951          --           1,896
  Trade and other receivables, net.................        837         222          --           1,059
  Inventory, net...................................        719          --          --             719
  Derivative instruments (note 2)..................         17         644          --             661
  Current deferred tax assets......................        182          --        (136)             46
  Other current assets.............................         29         651          --             680
  Assets of discontinued operations................         --         516          --             516
                                                       -------      ------        ----          ------
    Total current assets...........................      2,729       2,984        (136)          5,577
                                                       -------      ------        ----          ------
Investments in available-for-sale securities and
  other cost investments...........................      2,084      16,405          --          18,489
Long-term derivative instruments (note 2)..........         17       1,106          --           1,123
Investments in affiliates, accounted for using the
  equity method....................................      1,229         679          --           1,908
Property and equipment, net........................        746         200          --             946
Goodwill...........................................      5,273       1,536          --           6,809
Trademarks.........................................      2,385          --          --           2,385
Intangible assets subject to amortization, net.....      3,867         108          --           3,975
Other assets, at cost, net of accumulated
  amortization.....................................         21         732          --             753
                                                       -------      ------        ----          ------
    Total assets...................................    $18,351      23,750        (136)         41,965
                                                       =======      ======        ====          ======
LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable.................................    $   466          26          --             492
  Accrued liabilities..............................        681         126          --             807
  Intergroup payable/receivable....................         95         (95)         --              --
  Accrued stock-based compensation.................         --         133          --             133
  Derivative instruments (note 2)..................         12       1,927          --           1,939
  Current portion of debt (note 3).................      1,377           2          --           1,379
  Current deferred tax liabilities.................         --         296        (136)            160
  Other current liabilities........................         36         284          --             320
  Liabilities of discontinued operations...........         --         114          --             114
                                                       -------      ------        ----          ------
    Total current liabilities......................      2,667       2,813        (136)          5,344
                                                       -------      ------        ----          ------

Long-term debt (note 3)............................      3,950       2,420          --           6,370
Long-term derivative instruments (note 2)..........         --       1,087          --           1,087
Deferred income tax liabilities (note 6)...........      3,104       5,592          --           8,696
Other liabilities..................................        239         819          --           1,058
                                                       -------      ------        ----          ------
    Total liabilities..............................      9,960      12,731        (136)         22,555
Minority interests in equity of subsidiaries.......        160         130          --             290
Equity/Attributed net assets.......................      8,231      10,889          --          19,120
                                                       -------      ------        ----          ------
    Total liabilities and equity...................    $18,351      23,750        (136)         41,965
                                                       =======      ======        ====          ======

         STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS INFORMATION
                          YEAR ENDED DECEMBER 31, 2006
                                  (UNAUDITED)

                                                               ATTRIBUTED (NOTE 1)
                                                              ----------------------
                                                              INTERACTIVE   CAPITAL    CONSOLIDATED
                                                                 GROUP       GROUP       LIBERTY
                                                              -----------   --------   ------------
                                                                      (AMOUNTS IN MILLIONS)
Revenue:
  Net retail sales..........................................    $7,326          --         7,326
  Communications and programming services...................        --       1,287         1,287
                                                                ------       -----         -----
                                                                 7,326       1,287         8,613
                                                                ------       -----         -----
Operating costs and expenses:
  Cost of sales.............................................     4,565          --         4,565
  Operating.................................................       596         930         1,526
  Selling, general and administrative (including stock-based compensation of $59 million and $8 million for
    Interactive Group and Capital Group, respectively)
    (notes 4 and 5).........................................       544         262           806
  Depreciation and amortization.............................       491          91           582
  Impairment of long-lived assets...........................        --         113           113
                                                                ------       -----         -----
                                                                 6,196       1,396         7,592
                                                                ------       -----         -----
    Operating income (loss).................................     1,130        (109)        1,021

Other income (expense):
  Interest expense..........................................      (417)       (263)         (680)
  Dividend and interest income..............................        40         174           214
  Share of earnings of affiliates, net......................        47          44            91
  Realized and unrealized gains (losses) on financial
    instruments, net........................................        20        (299)         (279)
  Gains on dispositions of assets, net......................        --         607           607
  Nontemporary declines in fair value of investments........        --          (4)           (4)
  Other, net................................................        23          (5)           18
                                                                ------       -----         -----
                                                                  (287)        254           (33)
                                                                ------       -----         -----
    Earnings from continuing operations before income taxes
      and minority interests................................       843         145           988
Income tax expense (note 6).................................      (210)        (42)         (252)
Minority interests in losses (earnings) of subsidiaries.....       (35)          8           (27)
                                                                ------       -----         -----
    Earnings from continuing operations.....................       598         111           709
Earnings from discontinued operations, net of taxes.........        --         220           220
Cumulative effect of accounting change, net of taxes........       (87)         (2)          (89)
                                                                ------       -----         -----
    Net earnings............................................    $  511         329           840
                                                                ------       -----         -----
Other comprehensive earnings (loss), net of taxes:
  Foreign currency translation adjustments..................       109           2           111
  Unrealized holding gains arising during the period........       351       2,254         2,605
  Recognition of previously unrealized gains on
    available-for-sale securities, net......................        --        (185)         (185)
                                                                ------       -----         -----
  Other comprehensive earnings..............................       460       2,071         2,531
                                                                ------       -----         -----
Comprehensive earnings......................................    $  971       2,400         3,371
                                                                ======       =====         =====

         STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS INFORMATION
                          YEAR ENDED DECEMBER 31, 2005
                                  (UNAUDITED)

                                                               ATTRIBUTED (NOTE 1)
                                                              ----------------------
                                                              INTERACTIVE   CAPITAL    CONSOLIDATED
                                                                 GROUP       GROUP       LIBERTY
                                                              -----------   --------   ------------
                                                                      (AMOUNTS IN MILLIONS)
Revenue:
  Net retail sales..........................................    $6,501           --        6,501
  Communications and programming services...................        --        1,145        1,145
                                                                ------       ------       ------
                                                                 6,501        1,145        7,646
                                                                ------       ------       ------
Operating costs and expenses:
  Cost of sales.............................................     4,112           --        4,112
  Operating.................................................       570          827        1,397
  Selling, general and administrative (including stock-based compensation of $52 million and $0 for Interactive Group
    and Capital Group, respectively) (notes 4 and 5)........       454          194          648
  Depreciation and amortization.............................       449           96          545
                                                                ------       ------       ------
                                                                 5,585        1,117        6,702
                                                                ------       ------       ------
    Operating income........................................       916           28          944

Other income (expense):
  Interest expense..........................................      (374)        (252)        (626)
  Dividend and interest income..............................        35          108          143
  Share of earnings of affiliates, net......................         9            4           13
  Realized and unrealized gains (losses) on financial
    instruments, net........................................       (17)         274          257
  Gains (losses) on dispositions of assets, net.............        40         (401)        (361)
  Nontemporary declines in fair value of investments........        --         (449)        (449)
  Other, net................................................       (38)          (1)         (39)
                                                                ------       ------       ------
                                                                  (345)        (717)      (1,062)
                                                                ------       ------       ------
    Earnings (loss) from continuing operations before income
      taxes and minority interests..........................       571         (689)        (118)
Income tax benefit (expense) (note 6).......................      (225)         351          126
Minority interests in earnings of subsidiaries..............       (48)          (3)         (51)
                                                                ------       ------       ------
    Earnings (loss) from continuing operations..............       298         (341)         (43)
Earnings from discontinued operations, net of taxes.........        --           10           10
                                                                ------       ------       ------
    Net earnings (loss).....................................    $  298         (331)         (33)
                                                                ------       ------       ------
Other comprehensive earnings (loss), net of taxes:
  Foreign currency translation adjustments..................        (5)          --           (5)
  Recognition of previously unrealized foreign currency
    translation losses......................................        --          312          312
  Unrealized holding losses arising during the period.......      (160)        (961)      (1,121)
  Recognition of previously unrealized losses (gains) on
    available-for-sale securities, net......................       (13)         230          217
  Reclass unrealized gain on available-for-sale security to
    equity method investment................................      (197)          --         (197)
  Other comprehensive loss from discontinued operations.....        --           (7)          (7)
                                                                ------       ------       ------
  Other comprehensive loss..................................      (375)        (426)        (801)
                                                                ------       ------       ------
Comprehensive loss..........................................    $  (77)        (757)        (834)
                                                                ======       ======       ======

         STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS INFORMATION
                          YEAR ENDED DECEMBER 31, 2004
                                  (UNAUDITED)

                                                               ATTRIBUTED (NOTE 1)
                                                              ----------------------
                                                              INTERACTIVE   CAPITAL    CONSOLIDATED
                                                                 GROUP       GROUP       LIBERTY
                                                              -----------   --------   ------------
                                                                      (AMOUNTS IN MILLIONS)
Revenue:
  Net retail sales..........................................    $5,687           --        5,687
  Communications and programming services...................        --        1,056        1,056
                                                                ------       ------       ------
                                                                 5,687        1,056        6,743
                                                                ------       ------       ------
Operating costs and expenses:
  Cost of sales.............................................     3,594           --        3,594
  Operating.................................................       497          663        1,160
  Selling, general and administrative (including stock-based compensation of $39 million and $59 million for
    Interactive Group and Capital Group, respectively)
    (notes 4 and 5).........................................       411          285          696
  Litigation settlement.....................................        --          (42)         (42)
  Depreciation and amortization.............................       437          110          547
                                                                ------       ------       ------
                                                                 4,939        1,016        5,955
                                                                ------       ------       ------
    Operating income........................................       748           40          788

Other income (expense):
  Interest expense..........................................      (385)        (234)        (619)
  Dividend and interest income..............................        20          110          130
  Share of earnings (losses) of affiliates, net.............        (3)          18           15
  Realized and unrealized losses on derivative instruments,
  net.......................................................       (17)      (1,267)      (1,284)
  Gains on dispositions, net................................         7        1,404        1,411
  Nontemporary declines in fair value of investments........        --         (129)        (129)
  Other, net................................................         4          (30)         (26)
                                                                ------       ------       ------
                                                                  (374)        (128)        (502)
                                                                ------       ------       ------
    Earnings (loss) from continuing operations before income
      taxes and minority interest...........................       374          (88)         286
Income tax benefit (expense) (note 6).......................      (162)           3         (159)
Minority interests in losses (earnings) of subsidiaries.....       (25)           3          (22)
                                                                ------       ------       ------
    Earnings (loss) from continuing operations..............       187          (82)         105
Loss from discontinued operations, net of taxes.............        --          (59)         (59)
                                                                ------       ------       ------
    Net earnings (loss).....................................    $  187         (141)          46
                                                                ------       ------       ------
Other comprehensive earnings (loss), net of taxes:
  Foreign currency translation adjustments..................        20           --           20
  Unrealized holding gains (losses) arising during the
  period....................................................      (517)       2,007        1,490
  Recognition of previously unrealized gains on
    available-for-sale securities, net......................        --         (486)        (486)
  Other comprehensive loss from discontinued operations.....        --          (54)         (54)
                                                                ------       ------       ------
  Other comprehensive earnings (loss).......................      (497)       1,467          970
                                                                ------       ------       ------
Comprehensive earnings (loss)...............................    $ (310)       1,326        1,016
                                                                ======       ======       ======

                      STATEMENT OF CASH FLOWS INFORMATION
                          YEAR ENDED DECEMBER 31, 2006
                                  (UNAUDITED)

                                                               ATTRIBUTED (NOTE 1)
                                                              ----------------------
                                                              INTERACTIVE   CAPITAL    CONSOLIDATED
                                                                 GROUP       GROUP       LIBERTY
                                                              -----------   --------   ------------
                                                                      (AMOUNTS IN MILLIONS)
Cash flows from operating activities:
  Net earnings..............................................     $  511        329           840
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Earnings from discontinued operations...................         --       (220)         (220)
    Cumulative effect of accounting change..................         87          2            89
    Depreciation and amortization...........................        491         91           582
    Impairment of long-lived assets.........................         --        113           113
    Stock-based compensation................................         59          8            67
    Payments of stock-based compensation....................       (111)        (4)         (115)
    Noncash interest expense................................          4        104           108
    Share of earnings of affiliates, net....................        (47)       (44)          (91)
    Realized and unrealized losses (gains) on financial
     instruments, net.......................................        (20)       299           279
    Gains on disposition of assets, net.....................         --       (607)         (607)
    Nontemporary declines in fair value of investments......         --          4             4
    Minority interests in earnings (losses) of
    subsidiaries............................................         35         (8)           27
    Deferred income tax benefit.............................       (262)      (203)         (465)
    Other noncash charges (credits), net....................        (13)        57            44
    Changes in operating assets and liabilities, net of the
     effects of acquisitions:
      Current assets........................................       (219)       (91)         (310)
      Payables and other current liabilities................         38        622           660
                                                                 ------      -----        ------
        Net cash provided by operating activities...........        553        452         1,005
                                                                 ------      -----        ------
Cash flows from investing activities:
  Cash proceeds from dispositions...........................         --      1,322         1,322
  Premium proceeds (payments) from origination of
  derivatives...............................................         (5)        64            59
  Net proceeds from settlement of derivatives...............         --        101           101
  Cash paid for acquisitions, net of cash acquired..........       (436)      (440)         (876)
  Capital expenditures......................................       (259)       (19)         (278)
  Net sales of short term investments.......................         23        264           287
  Repurchases of subsidiary common stock....................       (331)        --          (331)
  Other investing activities, net...........................         (8)      (161)         (169)
                                                                 ------      -----        ------
        Net cash provided (used) by investing activities....     (1,016)     1,131           115
                                                                 ------      -----        ------
Cash flows from financing activities:
  Borrowings of debt........................................      3,227          2         3,229
  Repayments of debt........................................     (2,188)        (3)       (2,191)
  Intergroup cash transfers, net............................        293       (293)           --
  Repurchases of Liberty common stock.......................       (954)        --          (954)
  Other financing activities, net...........................         68        (88)          (20)
                                                                 ------      -----        ------
        Net cash provided (used) by financing activities....        446       (382)           64
                                                                 ------      -----        ------
Effect of foreign currency rates on cash....................         18         --            18
                                                                 ------      -----        ------
Net cash provided to discontinued operations:
  Cash provided by operating activities.....................         --         62            62
  Cash used by investing activities.........................         --        (67)          (67)
  Cash provided by financing activities.....................         --          6             6
  Change in available cash held by discontinued
  operations................................................         --         --            --
                                                                 ------      -----        ------
        Net cash provided by discontinued operations........         --          1             1
                                                                 ------      -----        ------
        Net increase in cash and cash equivalents...........          1      1,202         1,203
        Cash and cash equivalents at beginning of year......        945        951         1,896
                                                                 ------      -----        ------
        Cash and cash equivalents at end of year............     $  946      2,153         3,099
                                                                 ======      =====        ======

                      STATEMENT OF CASH FLOWS INFORMATION
                          YEAR ENDED DECEMBER 31, 2005
                                  (UNAUDITED)

                                                               ATTRIBUTED (NOTE 1)
                                                              ----------------------
                                                              INTERACTIVE   CAPITAL    CONSOLIDATED
                                                                 GROUP       GROUP       LIBERTY
                                                              -----------   --------   ------------
                                                                      (AMOUNTS IN MILLIONS)
Cash flows from operating activities:
  Net earnings (loss).......................................     $  298       (331)          (33)
  Adjustments to reconcile net earnings (loss) to net cash
    provided by operating activities:
    Earnings from discontinued operations...................         --        (10)          (10)
    Depreciation and amortization...........................        449         96           545
    Stock-based compensation................................         52         --            52
    Payments of stock-based compensation....................         --       (103)         (103)
    Noncash interest expense................................          3         98           101
    Share of earnings of affiliates, net....................         (9)        (4)          (13)
    Realized and unrealized losses (gains) on financial
      instruments, net......................................         17       (274)         (257)
    Losses (gains) on disposition of assets, net............        (40)       401           361
    Nontemporary declines in fair value of investments......         --        449           449
    Minority interests in earnings of subsidiaries..........         48          3            51
    Deferred income tax benefit.............................       (188)      (201)         (389)
    Other noncash charges, net..............................         38          3            41
    Changes in operating assets and liabilities, net of the
      effects of acquisitions:
      Current assets........................................       (162)       (13)         (175)
      Payables and other current liabilities................        248        198           446
                                                                 ------       ----        ------
        Net cash provided by operating activities...........        754        312         1,066
                                                                 ------       ----        ------
Cash flows from investing activities:
  Cash proceeds from dispositions...........................          1         48            49
  Premium proceeds from origination of derivatives..........         --        473           473
  Net proceeds from settlement of derivatives...............         --        461           461
  Capital expenditures......................................       (153)       (15)         (168)
  Net purchases of short term investments...................         --        (85)          (85)
  Cash paid for acquisitions, net of cash acquired..........         --         (1)           (1)
  Repurchases of subsidiary common stock....................        (85)       (10)          (95)
  Other investing activities, net...........................        (19)       (12)          (31)
                                                                 ------       ----        ------
        Net cash provided (used) by investing activities....       (256)       859           603
                                                                 ------       ----        ------
Cash flows from financing activities:
  Borrowings of debt........................................        800         61           861
  Repayments of debt........................................     (1,734)       (67)       (1,801)
  Intergroup cash transfers, net............................        548       (548)           --
  Other financing activities, net...........................         23         66            89
                                                                 ------       ----        ------
        Net cash used by financing activities...............       (363)      (488)         (851)
                                                                 ------       ----        ------
Effect of foreign currency rates on cash....................        (45)        --           (45)
                                                                 ------       ----        ------
Net cash provided to discontinued operations:
  Cash provided by operating activities.....................         --         75            75
  Cash used by investing activities.........................         --       (110)         (110)
  Cash provided by financing activities.....................         --         11            11
  Change in available cash held by discontinued
  operations................................................         --       (177)         (177)
                                                                 ------       ----        ------
        Net cash provided to discontinued operations........         --       (201)         (201)
                                                                 ------       ----        ------
          Net increase in cash and cash equivalents.........         90        482           572
          Cash and cash equivalents at beginning of year....        855        469         1,324
                                                                 ------       ----        ------
          Cash and cash equivalents at end of year..........     $  945        951         1,896
                                                                 ======       ====        ======

                      STATEMENT OF CASH FLOWS INFORMATION
                          YEAR ENDED DECEMBER 31, 2004
                                  (UNAUDITED)

                                                               ATTRIBUTED (NOTE 1)
                                                              ----------------------
                                                              INTERACTIVE   CAPITAL    CONSOLIDATED
                                                                 GROUP       GROUP       LIBERTY
                                                              -----------   --------   ------------
                                                                      (AMOUNTS IN MILLIONS)
Cash flows from operating activities:
  Net earnings (loss).......................................      $187         (141)          46
  Adjustments to reconcile net earnings (loss) to net cash
    provided by operating activities:
    Loss from discontinued operations.......................        --           59           59
    Depreciation and amortization...........................       437          110          547
    Stock compensation......................................        39           59           98
    Payments of stock compensation..........................        --          (10)         (10)
    Noncash interest expense................................         3           93           96
    Share of losses (earnings) of affiliates, net...........         3          (18)         (15)
    Nontemporary decline in fair value of investments.......        --          129          129
    Realized and unrealized losses on derivative
      instruments, net......................................        17        1,267        1,284
    Gains on disposition of assets, net.....................        (7)      (1,404)      (1,411)
    Minority interests in earnings (losses) of
    subsidiaries............................................        25           (3)          22
    Deferred income tax benefit.............................      (187)          (7)        (194)
    Other noncash charges (credits), net....................        (4)          24           20
    Changes in operating assets and liabilities, net of the
      effect of acquisitions and dispositions:
      Current assets........................................      (181)        (351)        (532)
      Payables and other current liabilities................       114          533          647
                                                                  ----       ------       ------
        Net cash provided by operating activities...........       446          340          786
                                                                  ----       ------       ------
Cash flows from investing activities:
  Cash proceeds from dispositions...........................         7          472          479
  Premium proceeds from origination of derivatives..........        --          193          193
  Net proceeds from settlement of derivatives...............        --          322          322
  Investments in and loans to cost and equity investees.....        (8)        (952)        (960)
  Cash paid for acquisitions, net of cash acquired..........       (92)           1          (91)
  Capital expenditures......................................      (121)          (7)        (128)
  Net sales of short term investments.......................        --          263          263
  Repurchases of subsidiary common stock....................      (168)          (3)        (171)
  Other investing activities, net...........................       (20)         123          103
                                                                  ----       ------       ------
        Net cash provided (used) by investing activities....      (402)         412           10
                                                                  ----       ------       ------
Cash flows from financing activities:
  Repayments of debt........................................      (961)         (45)      (1,006)
  Intergroup cash transfers, net............................       718         (718)          --
  Purchases of Liberty Series A common stock................        --         (547)        (547)
  Other financing activities, net...........................        87          (59)          28
                                                                  ----       ------       ------
        Net cash used by financing activities...............      (156)      (1,369)      (1,525)
                                                                  ----       ------       ------
Effect of foreign currency rates on cash....................         3           --            3
                                                                  ----       ------       ------
Net cash provided to discontinued operations:
  Cash provided by operating activities.....................        --          260          260
  Cash used by investing activities.........................        --         (289)        (289)
  Cash provided by financing activities.....................        --        1,005        1,005
  Change in available cash held by discontinued
  operations................................................        --       (1,839)      (1,839)
                                                                  ----       ------       ------
        Net cash provided to discontinued operations........        --         (863)        (863)
                                                                  ----       ------       ------
          Net decrease in cash and cash equivalents.........      (109)      (1,480)      (1,589)
          Cash and cash equivalents at beginning of year....       964        1,949        2,913
                                                                  ----       ------       ------
          Cash and cash equivalents at end of year..........      $855          469        1,324
                                                                  ====       ======       ======

                   NOTES TO ATTRIBUTED FINANCIAL INFORMATION

                                  (UNAUDITED)

(1) The assets attributed to our Interactive Group as of December 31, 2006 include our 100% interests in QVC, Inc., Provide Commerce, Inc. and BuySeasons, Inc., our ownership interest in IAC/ InterActiveCorp, which we account for as an available-for-sale security, and our interests in Expedia and GSI Commerce, Inc., which we account for as equity affiliates. Accordingly, the accompanying attributed financial information for the Interactive Group includes our investments in IAC/InterActiveCorp, Expedia and GSI, as well as the assets, liabilities, revenue, expenses and cash flows of QVC, Provide and BuySeasons. We have also attributed certain of our debt obligations (and related interest expense) to the Interactive Group based upon a number of factors, including the cash flow available to the Interactive Group and its ability to pay debt service and our assessment of the optimal capitalization for the Interactive Group. The specific debt obligations attributed to each of the Interactive Group and the Capital Group are described in note 3 below. In addition, we have allocated certain corporate general and administrative expenses between the Interactive Group and the Capital Group as described in note 4 below.

    The Interactive Group focuses on video and on-line commerce businesses. Accordingly, we expect that businesses that we may acquire in the future that we believe are complementary to this strategy will also be attributed to the Interactive Group.

    The Capital Group consists of all of our businesses not included in the Interactive Group, including our consolidated subsidiaries Starz Entertainment, LLC, Starz Media, LLC, FUN Technologies, Inc., and TruePosition, Inc., and our cost and equity investments in GSN, LLC, WildBlue Communications, Inc. and others. Accordingly, the accompanying attributed financial information for the Capital Group includes these investments and the assets, liabilities, revenue, expenses and cash flows of these consolidated subsidiaries. In addition, we have attributed to the Capital Group all of our notes and debentures (and related interest expense) that have not been attributed to the Interactive Group. See note 3 below for the debt obligations attributed to the Capital Group.

    Any businesses that we may acquire in the future that are not attributed to the Interactive Group will be attributed to the Capital Group.

    While we believe the allocation methodology described above is reasonable and fair to each group, we may elect to change the allocation methodology in the future. In the event we elect to transfer assets or businesses from one group to the other, such transfer would be made on a fair value basis and would be accounted for as a short-term loan unless our board of directors determines to account for it as a long-term loan or through an inter-group interest.

(2) Derivative instruments attributed to the Interactive Group are comprised of total return bond swaps and interest rate swaps that are related to the corporate debt attributed to the Interactive Group.

                                  (UNAUDITED)

(3) Debt attributed to the Interactive Group and the Capital Group is comprised of the following:

                                                                      DECEMBER 31, 2006
                                                                    ----------------------
                                                                    OUTSTANDING   CARRYING
                                                                     PRINCIPAL     VALUE
                                                                    -----------   --------
                                                                    (AMOUNTS IN MILLIONS)
      Interactive Group
        7.875% Senior Notes due 2009..............................    $   670        667
        7.75% Senior Notes due 2009...............................        234        234
        5.7% Senior Notes due 2013................................        802        800
        8.5% Senior Debentures due 2029...........................        500        495
        8.25% Senior Debentures due 2030..........................        902        895
        QVC bank credit facilities................................      3,225      3,225
        Other subsidiary debt.....................................         67         67
                                                                      -------      -----
          Total Interactive Group debt............................      6,400      6,383
                                                                      -------      -----
      Capital Group
        4% Senior Exchangeable Debentures due 2029................        869        254
        3.75% Senior Exchangeable Debentures due 2030.............        810        234
        3.5% Senior Exchangeable Debentures due 2031..............        600        238
        3.25% Senior Exchangeable Debentures due 2031.............        551        119
        0.75% Senior Exchangeable Debentures due 2023.............      1,750      1,637
        Subsidiary debt...........................................        158        158
                                                                      -------      -----
          Total Capital Group debt................................      4,738      2,640
                                                                      -------      -----
      Total debt..................................................    $11,138      9,023
                                                                      =======      =====

(4) Cash compensation expense for our corporate employees has been allocated between the Interactive Group and the Capital Group based on the estimated percentage of time spent providing services for each group. Stock-based compensation expense for our corporate employees has been allocated between the Interactive Group and the Capital Group based on the compensation derived from the equity awards for the respective tracking stock. Other general and administrative expenses are charged directly to the groups whenever possible and are otherwise allocated based on estimated usage or some other reasonably determined methodology. Amounts allocated from the Capital Group to the Interactive Group for the years ended December 31, 2006, 2005 and 2004 were $13 million, $5 million and $11 million, respectively. While we believe that this allocation method is reasonable and fair to each group, we may elect to change the allocation methodology or percentages used to allocate general and administrative expenses in the future.

(5) Prior to January 1, 2006, we accounted for compensation expense related to stock options and stock appreciation rights pursuant to the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES" ("APB Opinion No. 25"). Compensation was recognized based upon the percentage of the options that were vested and the difference between the market price of the underlying common stock and the exercise price of the options at the balance sheet date. The following tables illustrate the effect on earnings (loss) from continuing operations if we had applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION," ("Statement 123") to our options. Compensation expense for SARs and options with tandem SARs

                                  (UNAUDITED)

    is the same under APB Optinion No. 25 and Statement 123. Accordingly, no pro forma adjustment for such awards is included in the following table.

    INTERACTIVE GROUP

                                                                        YEARS ENDED
                                                                       DECEMBER 31,
                                                                    -------------------
                                                                      2005       2004
                                                                    --------   --------
                                                                        (AMOUNTS IN
                                                                         MILLIONS)
      Earnings from continuing operations.........................    $298       187
        Add stock-based compensation as determined under the
          intrinsic value method, net of taxes....................       1         1
        Deduct stock-based compensation as determined under the
          fair value method, net of taxes.........................     (24)      (21)
                                                                      ----       ---
      Pro forma earnings from continuing operations...............    $275       167
                                                                      ====       ===

    CAPITAL GROUP

                                                                        YEARS ENDED
                                                                       DECEMBER 31,
                                                                    -------------------
                                                                      2005       2004
                                                                    --------   --------
                                                                        (AMOUNTS IN
                                                                         MILLIONS)
      Loss from continuing operations.............................   $(341)       (82)
        Add stock-based compensation as determined under the
          intrinsic value method, net of taxes....................       1          1
        Deduct stock-based compensation as determined under the
          fair value method, net of taxes.........................     (18)       (20)
                                                                     -----       ----
      Pro forma loss from continuing operations...................   $(358)      (101)
                                                                     =====       ====

(6) We have accounted for income taxes for the Interactive Group and the Capital Group in the accompanying attributed financial information in a manner similar to a stand-alone company basis. To the extent this methodology differs from our tax sharing policy, differences have been reflected in the attributed net assets of the groups.

                                  (UNAUDITED)

    The Interactive Group's income tax benefit (expense) consists of:

                                                                             YEARS ENDED
                                                                             DECEMBER 31,
                                                                    ------------------------------
                                                                      2006       2005       2004
                                                                    --------   --------   --------
                                                                        (AMOUNTS IN MILLIONS)
      Current:
        Federal...................................................   $(305)      (259)      (240)
        State and local...........................................     (57)       (69)       (62)
        Foreign...................................................    (110)       (85)       (47)
                                                                     -----       ----       ----
                                                                      (472)      (413)      (349)
                                                                     -----       ----       ----
      Deferred:
        Federal...................................................     197        150        137
        State and local...........................................      62         40         42
        Foreign...................................................       3         (2)         8
                                                                     -----       ----       ----
                                                                       262        188        187
                                                                     -----       ----       ----
      Income tax expense..........................................   $(210)      (225)      (162)
                                                                     =====       ====       ====

    The Interactive Group's income tax benefit (expense) differs from the amounts computed by applying the U.S. federal income tax rate of 35% as a result of the following:

                                                                          YEARS ENDED DECEMBER 31,
                                                                    ------------------------------------
                                                                      2006          2005          2004
                                                                    --------      --------      --------
                                                                           (AMOUNTS IN MILLIONS)
      Computed expected tax expense...............................   $(283)         (183)         (122)
      Change in estimated foreign and state tax rates.............     132            28            --
      State and local income taxes, net of federal income taxes...     (23)          (25)          (24)
      Foreign taxes, net of foreign tax credits...................     (20)          (29)           (6)
      Change in valuation allowance affecting tax expense.........     (14)            2             1
      Minority interest...........................................     (12)          (12)           (6)
      Disqualifying disposition of incentive stock options not
        deductible for book purposes..............................      14            --            --
      Other, net..................................................      (4)           (6)           (5)
                                                                     -----          ----          ----
        Income tax expense........................................   $(210)         (225)         (162)
                                                                     =====          ====          ====

                                  (UNAUDITED)

    The tax effects of temporary differences that give rise to significant portions of the Interactive Group's deferred tax assets and deferred tax liabilities are presented below:

                                                                       DECEMBER 31,
                                                                    -------------------
                                                                      2006       2005
                                                                    --------   --------
                                                                        (AMOUNTS IN
                                                                         MILLIONS)
      Deferred tax assets:
        Net operating and capital loss carryforwards..............   $   35         6
        Accrued stock compensation................................       23        33
        Other future deductible amounts...........................      213       160
                                                                     ------     -----
          Deferred tax assets.....................................      271       199
        Valuation allowance.......................................      (19)       (6)
                                                                     ------     -----
          Net deferred tax assets.................................      252       193
                                                                     ------     -----
      Deferred tax liabilities:
        Investments...............................................      884       618
        Intangible assets.........................................    2,238     2,418
        Other.....................................................       86        79
                                                                     ------     -----
          Deferred tax liabilities................................    3,208     3,115
                                                                     ------     -----
      Net deferred tax liabilities................................   $2,956     2,922
                                                                     ======     =====

    The Capital Group's income tax benefit (expense) consists of:

                                                                          YEARS ENDED DECEMBER 31,
                                                                    ------------------------------------
                                                                      2006          2005          2004
                                                                    --------      --------      --------
                                                                           (AMOUNTS IN MILLIONS)
      Current:
        Federal...................................................   $(208)         159            62
        State and local...........................................     (35)          (6)            1
        Foreign...................................................      (2)          (3)          (67)
                                                                     -----          ---           ---
                                                                      (245)         150            (4)
                                                                     -----          ---           ---
      Deferred:
        Federal...................................................     165           69           (14)
        State and local...........................................      37          132            21
        Foreign...................................................       1           --            --
                                                                     -----          ---           ---
                                                                       203          201             7
                                                                     -----          ---           ---
      Income tax benefit (expense)................................   $ (42)         351             3
                                                                     =====          ===           ===

                                  (UNAUDITED)

    The Capital Group's income tax benefit (expense) differs from the amounts computed by applying the U.S. federal income tax rate of 35% as a result of the following:

                                                                          YEARS ENDED DECEMBER 31,
                                                                    ------------------------------------
                                                                      2006          2005          2004
                                                                    --------      --------      --------
                                                                           (AMOUNTS IN MILLIONS)
      Computed expected tax benefit (expense).....................    $(53)         242            30
      State and local income taxes, net of federal income taxes...     (11)          32            20
      Foreign taxes...............................................      --           (2)          (41)
      Change in valuation allowance affecting tax expense.........      90          (42)           (4)
      Change in estimated foreign and state tax rates.............      (2)         119             2
      Impairment of goodwill not deductible for tax purposes......     (39)          --            --
      Disposition of nondeductible goodwill in sales
        transaction...............................................     (43)          --            --
      Dividends received deduction................................      12           12            --
      Other, net..................................................       4          (10)           (4)
                                                                      ----          ---           ---
      Income tax benefit (expense)................................    $(42)         351             3
                                                                      ====          ===           ===

    The tax effects of temporary differences that give rise to significant portions of the Capital Group's deferred tax assets and deferred tax liabilities are presented below:

                                                                          DECEMBER 31,
                                                                    -------------------------
                                                                      2006             2005
                                                                    --------         --------
                                                                      (AMOUNTS IN MILLIONS)
      Deferred tax assets:
        Net operating and capital loss carryforwards..............   $  435             507
        Accrued stock compensation................................       56              57
        Other future deductible amounts...........................      272             239
                                                                     ------           -----
          Deferred tax assets.....................................      763             803
        Valuation allowance.......................................      (74)           (149)
                                                                     ------           -----
          Net deferred tax assets.................................      689             654
                                                                     ------           -----
      Deferred tax liabilities:
        Investments...............................................    6,001           5,430
        Intangible assets.........................................      124             105
        Discount on exchangeable debentures.......................      981           1,006
        Other.....................................................      283              10
                                                                     ------           -----
          Deferred tax liabilities................................    7,389           6,551
                                                                     ------           -----
      Net deferred tax liabilities................................   $6,700           5,897
                                                                     ======           =====

(7) The Liberty Interactive Stock and the Liberty Capital Stock have voting and conversion rights under our amended charter. Following is a summary of those rights. Holders of Series A common stock of each group are entitled to one vote per share, and holders of Series B common stock of each group are entitled to ten votes per share. Holders of Series C common stock of each group, if issued, will be entitled to 1/100th of a vote per share in certain limited cases and will otherwise not be entitled to vote. In general, holders of Series A and Series B common stock vote as a single class. In certain limited circumstances, the board may elect to seek the approval of the holders of

                                  (UNAUDITED)

    only Series A and Series B Liberty Interactive Stock or the approval of the holders of only Series A and Series B Liberty Capital Stock.

    At the option of the holder, each share of Series B common stock will be convertible into one share of Series A common stock of the same group. At the discretion of our board, Liberty Interactive Stock may be converted into Liberty Capital Stock at any time following the first anniversary of the restructuring. In addition, following certain group dispositions and subject to certain limitations, Liberty Capital Stock may be converted into Liberty Interactive Stock, and Liberty Interactive Stock may be converted into Liberty Capital Stock.